UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2018

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, New Jersey 07922
(800) 208-3343
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2018, Edge Therapeutics, Inc. (“Edge”) received written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that Edge was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the bid price for Edge’s common stock had closed below $1.00 per share for the previous 30 consecutive business days.  The notification of noncompliance has no immediate effect on the listing or trading of Edge’s common stock on the Nasdaq Global Select Market under the symbol “EDGE,” and Edge is currently evaluating its alternatives to regain compliance with this rule.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Edge has 180 calendar days from the date of such notice, or until March 4, 2019, to regain compliance with the minimum bid price requirement, unless the Staff exercises its discretion to extend this 10 business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(F). If Edge regains compliance, Nasdaq will provide Edge with written confirmation and will close the matter.  To regain compliance, the bid price for Edge’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

If Edge does not regain compliance with Rule 5450(a)(1) by March 4, 2019, Edge may be eligible for an additional 180 calendar day compliance period. To qualify, Edge would need to transfer the listing of its common stock to The Nasdaq Capital Market, provided that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market except for the bid price requirement, and will need to provide written notice of its intention to cure its deficiency during the second compliance period. If it meets these criteria, the Staff will notify Edge that it has been granted an additional 180 calendar day compliance period. However, if it appears to the Staff that Edge will not be able to cure the deficiency, or if Edge is otherwise not eligible, Nasdaq would notify Edge that its securities would be subject to delisting. In the event of such a notification, Edge may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant Edge’s request for continued listing.

Except for the factual statements made herein, information contained in this report consists of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “seeks,” “intends,” “plans,” “potential” or similar expressions, including statements with respect to the potential effects of its products and plans to assess and undertake next steps for Edge. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. The forward-looking statements contained in this report speak only as of the date of this report and Edge undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2018	Edge Therapeutics, Inc.

	By:	/s/ Andrew Saik
Name: Andrew Saik
Title: Chief Financial Officer